                                                                   EXHIBIT 10.68

                              SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is made and entered into by and between Hubert Koster ("Dr. Koster") and Sequenom, Inc. (the "Company"), as of the eighth day after this Agreement is signed by Dr. Koster as provided in Section 18 herein. Dr. Koster and the Company hereby agree as follows:

1. Separation Date. Dr. Koster's employment with the Company shall be voluntarily terminated effective May 31, 2000 (the "Separation Date") and he will resign as an executive officer and employee of the Company as of the Separation Date. On or before the Separation Date, Dr. Koster will be appointed to the office of Vice-Chairman of the Board of Directors with the duties and responsibilities as set forth from time to time in the Company's Bylaws. Dr. Koster shall not be an executive officer of the Company as of the Separation Date. Dr. Koster will maintain his position as a member of the Company's Board of Directors ("BOD") and the Company's Scientific Advisory Board ("SAB"). Dr. Koster acknowledges and agrees that his positions with the BOD and the SAB will expire at the Company's next annual shareholder's meeting, unless a majority of the other members of the BOD at that time, in their sole discretion, elect to renew Dr. Koster's position on the BOD and/or the SAB. The Employment Agreement between Dr. Koster and the Company effective July 1, 1997 (the "Employment Agreement"), attached hereto as Exhibit A, will terminate as of the Separation Date and will no longer have any force or effect, except as expressly provided in this Agreement.

2. Accrued Salary And Vacation. The Company agrees that it will pay Dr. Koster all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. Dr. Koster is entitled to this payment regardless of whether or not he signs this Agreement

3. Expense Reimbursement. Within sixty (60) business days of his execution of this Agreement, Dr. Koster agrees that he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred prior to and including the Separation Date, if any, for which he seeks reimbursement, pursuant to Company policy and regular business practice. After the Separation Date, the Company will reimburse Dr. Koster for all reasonable business expenses that he incurs in connection with his service as a Vice-Chairman and member of the BOD, as a member of the SAB, as a consultant (including his performance under Exhibit B), or in performing any obligation under Section 14 of this Agreement, pursuant to Company policy and regular business practice.

4. Severance. The Company agrees to make severance payments to Dr. Koster in the amount of five hundred fifty thousand dollars ($550,000), less standard deductions and withholdings, on the Effective Date of this Agreement. In addition, the Company agrees to pay Dr. Koster thirty thousand dollars ($30,000), less standard deductions and withholdings, per month, as well as the amount necessary to cover the lease payments on his Company car, through the earlier of: one (1) year from the Separation Date or the date on which Dr. Koster commences full-time employment with another employer or entity (the "Severance Period"). The monthly payments during the Severance Period will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings.

                                       1.

5. Consulting. Dr. Koster and the Company agree that during the Severance Period and in partial consideration for severance payments provided in Section 4 herein, Dr. Koster shall serve as a consultant, subject to the terms herein.

    (a) Consulting Services. During the Severance Period, Dr. Koster shall b available to consult with the Company as requested by the Company's Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer or Chairman of the Board of Directors. Dr. Koster's consulting services shall be performed via telephone, computer communications, or facsimile unless he is specifically requested, with reasonable advance notice, to come to Company premises; and Dr. Koster will not have an office on Company premises during the Severance Period. Dr. Koster agrees not to contact Company employees to discuss Company business, except as necessary in the performance of his duties as a member of the BOD or SAB. Dr. Koster agrees not to make any presentations regarding or relating to the Company without the prior written approval of the Company's CEO.

    (b) No Agency or Employment Relationship. During the Severance Period, Dr. Koster will not be considered an agent or an employee of the Company, Dr. Koster will not have authority to make any representation, contract, or commitment on behalf of the Company and Dr. Koster agrees not to do so; and, except as otherwise provided in this Agreement, he will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

    (C) Other Work Activities. During the Severance Period, Dr. Koster may engage in employment, consulting or other work relationships in addition to his work for the Company, provided that they do not violate the terms of Section 10 herein; provided, however, that upon commencement of full-time employment with another employer or entity, the Severance Period will end in accordance with
Section 4 herein. The Company agrees to make reasonable arrangements to enable Dr. Koster to perform his consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which he may engage.

    (d) Consulting Information. Dr. Koster and the Company will execute and abide by the Consultant Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit B (the "Consultant Inventions Agreement").

6. Insurance Benefits. During the Severance Period, the Company will reimburse Dr. Koster for the full amount of Dr. Koster's COBRA health insurance premium necessary to obtain health insurance coverage equivalent to the coverage for Dr. Koster and his family received during Dr. Koster's employment.

7.  Company Stock.

    (a) Terminated Stock Option. The Company and Dr. Koster agree that the stock option to purchase 200,000 shares of the Company's Common Stock granted to Dr. Koster on February 11, 2000 will be terminated as of the Effective Date of this Agreement and will no longer have any force or effect.

                                       2.

    (b) Repurchased Shares. The Company and Dr. Koster agree that with respect to 30,000 shares of Common Stock purchased by Dr. Koster, but subject to a right of repurchase in favor of the Company, Dr. Koster's service will be deemed to have been terminated, and pursuant to the Company's 1998 Stock Option/Stock Issuance Plan and the governing Stock Option Agreements and Stock Purchase Agreements, the Company will exercise its right to repurchase such thirty thousand shares of Common Stock in exchange for a payment of ninety thousand dollars ($90,000) which the Company will pay to Dr. Koster on the Effective Date. This ninety thousand dollar ($90,000) payment is in addition to the severance payments described in Section 4 of this Agreement.

    (c) Unvested Shares. Thus, as of the Effective Date, Dr. Koster will have 218,929 exercised but unvested shares ("Unvested Exercised Shares") of the Company's Common Stock and 541,071 vested shares of the Company's Common Stock, for a total of 760,000 vested and unvested shares of the Company's Common Stock, which will continue to be governed by the terms of the Company's 1998 Stock Option/Stock Issuance Plan and the governing Stock Option Agreements and Stock Purchase Agreements, except as expressly set forth in Section 7(d) herein. Dr. Koster and the Company agree that in exchange for the promises and covenants set forth herein and as long as Dr. Koster continues to provide services as a member of the BOD, the vesting of Dr. Koster's Unvested Exercised Shares of Common Stock shall continue in accordance with the terms of the Company's 1998 Stock Option/Stock Issuance Plan and the governing Stock Option Agreements and Stock Purchase Agreements. The Company retains its right to repurchase the Unvested Exercised Shares pursuant to the terms of its 1998 Stock Option/Stock Issuance Plan and the governing Stock Option Agreements and Stock Purchase Agreements.

    (d) Special Accelerated Vesting. Notwithstanding the provisions of Section 7(c) herein, the Company and Dr. Koster agree that with respect to 60,000 shares of Common Stock purchased by Dr. Koster upon early exercise of a stock option granted to him on or about July 9, 1999 but subject to a right of repurchase in favor of the Company, on the later of (i) the last day of Dr. Koster's service as a member of the BOD or (ii) the last day of Dr. Koster's service as a member of the SAB, the Company will relinquish all of its rights to repurchase any remaining unvested position of such shares such that all 60,000 of those shares will be held by Dr. Koster without being subject to a right of repurchase in favor of the Company as of the applicable last day of service.

8. Company Car. In exchange for the promises and covenants set forth herein, the Company agrees to transfer the lease on Dr. Koster's Company car to Dr. Koster personally and to pay for the lease payments on the car as provided in
Section 4 herein.

9. Other Compensation And Benefits. Except as expressly provided herein, Dr. Koster acknowledges and agrees that he is not entitled to and will not receive any additional compensation, severance, stock options, stock or benefits from the Company.

                                       3.

10.  Non-compete And Non-solicitation.

     (a) Non-compete: In exchange for the promises and covenants herein, Dr. Koster agrees that during the Severance Period:

          (i) Dr. Koster will not engage, directly or indirectly, whether as an owner, employee, officer, director, agent, consultant or otherwise, in a business using DNA MassARRAY technology or other genomic activities conducted by the Company, including, but not limited to determination of utility for genetic materials, provided, however, that the ownership of two percent (2%) or less of the stock of a company whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership or having an interest which is prohibited hereunder; and

          (ii) Dr. Koster will not solicit or accept any business from any customer of the Company for products or services relating to DNA MassARRAY technology or other genomic activities conducted by the Company, including, but not limited to determination of utility for genetic materials, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company.

     (b) Nonsolicitation. Pursuant to Section 9 of the Employment Agreement, Dr. Koster agrees that for one (1) year following the Separation Date, Dr. Koster will not, either directly or indirectly: (1) call on, solicit, or take away any of the customers of the Company on whom Dr. Koster called or with whom he became acquainted or had any personal contact during his employment with the Company, either for himself of for any other person or entity, or (2) solicit or take away, or attempt to solicit or take away any employees of the Company, either for himself or for any other person or entity.

11. Termination Of Company's Obligations. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations, and Dr. Koster's rights pursuant to Section 7 herein, regarding the continued or accelerated vesting of Common Stock held by Dr. Koster may, at the Company's discretion, cease if both: (a) Dr. Koster fails to comply with any of the provisions of
Section 10 herein; and (b) the Company notifies Dr. Koster in writing that he has failed to comply. Unless and until both conditions are met, the Common Stock held by Dr. Koster will continue to vest as provided in Section 7 herein.

12. No Further Employment With The Company. Dr. Koster understands and agrees that, as a condition of this Agreement, Dr. Koster shall not be entitled to any employment with the Company, its parents or subsidiaries, and Dr. Koster hereby waives any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries. Dr. Koster further agrees that he will only be eligible to apply for employment with the Company, its parents or subsidiaries, if he obtains prior written consent from the Company, which consent may be withheld for any reason or no reason.

13. Return Of Company Property. Dr. Koster acknowledges and agrees to comply with Section 15 of the Employment Agreement, except to the extent that he reasonably needs property

                                       4.

described in that section to perform his duties as a member of the BOD or SAB, or as a consultant.

14. Proprietary Information Obligations And Company Developments. Dr. Koster acknowledges and agrees to comply with Sections 10 and 11 of the Employment Agreement, as they govern Confidential Information and Developments made while he was employed with the Company. In addition, Dr. Koster will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign proprietary rights relating to the Company's Developments made before the Separation Date (as defined in Section 11 of the Employment Agreement) in any and all countries. To that end Dr. Koster will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Developments and the assignment thereof. In addition, he will execute, verify and deliver assignments of such Developments to the Company or its designee.

In the event the Company is unable for any reason, after reasonable effort, to secure Dr. Koster's signature on any document needed in connection with the actions specified in the preceding paragraph, Dr. Koster hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest, to act for and in his behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Dr. Koster. Dr. Koster hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which he now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company.

15. Non-disparagement. Dr. Koster agrees on behalf of himself and his family members and the Company agrees that each of them will not at any time disparage the other party, and the other party's officers, directors, employees, shareholders, agents or family members, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

16. Confidentiality And Publicity. The provisions of this Agreement shall be held in strictest confidence by Dr. Koster and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Dr. Koster may disclose this Agreement, in confidence, to Dr. Koster's immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and
(d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. If either party to this Agreement fails to comply with its obligations under this Section 16, the other party will be relieved of its obligations under this Section 16.

17. Release Of Claims. In exchange for the promises and covenants set forth herein, Dr. Koster hereby releases, acquits, and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders,

                                       5.

partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed ("Claims"), (including but not limited to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing), but only to the extent that such Claims directly or indirectly arise out of or are in any way connected with: (a) the Company's employment of Dr. Koster, (b) the termination of that employment, (c) the Company's performance of its obligations as Dr. Koster's former employer; (d) claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, or (e) vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation.

     Notwithstanding the foregoing, this release does not include, and Dr. Koster expressly reserves, any Claims arising out of or in any way connected with: (a) the Company's obligations under this Agreement, or (b) the Company's obligations under law or the Company's Bylaws to indemnify, defend, or hold harmless Dr. Koster.

18. ADEA Waiver. Dr. Koster further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Dr. Koster also acknowledges that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which Dr. Koster was already entitled. Dr. Koster hereby provides the further acknowledgment that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) his waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (b) he has the right to consult with an attorney prior to executing this Agreement (although Dr. Koster may voluntarily choose not to do so); (c) Dr. Koster may have at least twenty-one (21) days to consider this Agreement (although Dr. Koster may by his own choice execute this Agreement earlier); (d) Dr. Koster has seven (7) days following the execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this Agreement is signed by Dr. Koster (the "Effective Date").

19. Section 1542 Waiver. The Company and Dr. Koster hereby acknowledge that each has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Dr. Koster and the Company hereby expressly waive and relinquish all rights and benefits under this section to the extent it relates to the subject matter of the releases granted by the parties

                                       6.

herein and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

20. Release Of Claims By The Company. The Company hereby releases, acquits and forever discharges Dr. Koster and his agents, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind in nature, in law, equity or otherwise arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date the Company executes this Agreement, relating to any act or omission by Dr. Koster within the authorized course and scope of his employment with the Company, with the exception of any claim arising out of his obligations under this Agreement, including, but not limited to, any obligations relating to the proprietary information of the Company. The Company, its officers, directors and managerial employees acknowledge that as of the Separation Date they have no knowledge, information or belief that Dr. Koster has performed any act or omission outside the authorized course and scope of his employment.

21. No Admissions. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

22. Entire Agreement. This Agreement, including Exhibits A and B constitutes the complete, final and exclusive embodiment of the entire Agreement between Dr. Koster and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Dr. Koster and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

23. Successors And Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

24. Applicable Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

25. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement or the Consultant Inventions Agreement (Exhibit B hereto), Dr. Koster and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement or the Consultant Inventions Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") under the then-existing AAA

                                       7.

employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible. The prevailing party in such arbitration proceeding shall be entitled to recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding.

26. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

27. Indemnification. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made in Section 28 below. Notwithstanding any other provision of this Agreement, the Company will to the maximum extent required by law or the Company's Bylaws, indemnify, defend, and hold harmless Dr. Koster from any loss or claim arising out of or related to Dr. Koster's past or future service as an employee, consultant, officer, director or scientific advisor.

28. Authorization. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that Dr. Koster are fully entitled and duly authorized to give Dr. Koster complete and final general release and discharge.

29. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

30. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       8.

31. Press Release. The Company and Dr. Koster will agree upon a mutually acceptable press release regarding the termination of Dr. Koster's employment. In the event that such press release is not mutually agreed upon by the close of the Nasdaq Stock Market on Wednesday, May 31, 2000, the Company may issue its version of the press release without Dr. Koster's approval.

Hubert Koster,
an individual.


/s/ HUBERT KOSTER
-------------------------
Hubert Koster

Dated: May 31, 2000
       -----------------


Sequenom, Inc.

By: /s/ HELMUT SCHUHSLER
   ----------------------
Helmut Schuhsler
Chairman of the Board

Dated: June 6, 2000
       ------------------

                                       9.

                                   EXHIBIT A

                             EMPLOYMENT AGREEMENT

                                   EXHIBIT B

                      CONSULTANT PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

     In consideration of entering into a consulting relationship with Sequenom, Inc. (the "Company") as described in the Settlement Agreement between the Company and me signed on May 31, 2000 and the fees now and hereafter paid to me during the Severance Period defined in that Settlement Agreement, I hereby agree to the terms of this Consultant Proprietary Information and Inventions Agreement (the "Agreement") as follows:

     1. Recognition of Company's Rights; Nondisclosure. At all times during the term of my consulting relationship and for three (3) years thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

     The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of employees or other consultants of the Company.

     2. Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my consulting relationship and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for

          Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my consulting relationship and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

                                      1.

     3.   Assignment of Inventions.

          3.1 Assignment. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my consulting relationship with the Company. Inventions assigned to or as directed by the Company by this paragraph three (3) are hereinafter referred to as "Company Inventions. " I recognize that this Agreement does not require assignment of any invention which, if I was an employee of the Company, would fully qualify for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

               (a) Any provision in an employment agreement which provides that a employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                    (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                    (ii) Result from any work performed by the employee for the employer.

               (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

          3.2 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my consulting work and which are protectable by copyright are "works made for hire, " as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my consulting relationship, but the Company shall

                                      2.

          compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5. Obligation to Keep Company Informed. During the period of my consulting and for six (6) months after termination of my consulting relationship with the Company, if the Company requests such disclosure in writing, I will promptly disclose to the Company fully and in writing any Inventions that could relate to the Company's Proprietary Information authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of my consulting relationship. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870 if I was an employee of the Company; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that would qualify fully for protection under the provisions of Section 2870 if I was an employee; and I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my consulting relationship with the Company, which records shall be available to and remain the sole property of the Company at all times.

     6. Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my consulting relationship with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my consulting relationship with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I

                                      3.

          understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

     7. Additional Activities. I agree that during the period of my consulting relationship with the Company I retain the right to engage in employment or business activities for entities other than the Company, so long as such other work activities are not in competition with the Company's business endeavors and do not raise a conflict of interest with my obligations to the Company.

     8. No Improper Use of Materials. During my consulting relationship with the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person or entity to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person or entity to whom I have an obligation of confidentiality unless consented to in writing by that former employer, person or entity. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as a Consultant for the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my independent consulting relationship with the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     10. Return of Company Documents. When my consulting relationship with the Company terminates, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     11. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by recognized overnight courier two (2) days after the date of mailing.

                                      4.

     12.  General Provisions.

          12.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

          12.2 Entire Agreement. This Agreement and the Settlement Agreement between Dr. Koster and the Company represent the exclusive agreement of the parties with respect to the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

          12.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

          12.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          12.5 Survival. Sections 1,2,3,4,5,13.1 of this Agreement shall survive the termination of my consulting relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          12.6 Consulting Relationship. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my consulting relationship by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my consulting relationship.

          12.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     This Agreement shall be effective as of the first day of my work as a Consultant with the Company, namely: June 8, 2000.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:  May 31, 2000                    /s/  HUBERT KOSTER
      --------------                    ------------------------------------
                                        Signature

                                        Hubert Koster

ACCEPTED AND AGREED TO:

                                      5.

Dated:  June 6, 2000                    Sequenom, Inc.
      ----------------

                                        /s/ HELMUT SCHUHSLER
                                        --------------------------
                                        Helmut Schuhsler
                                        Chairman of the Board

                                      6.

                                   Exhibit A

To:       Sequenom, Inc.
From:     Hubert Koster
Date:     _____________
Re:       Prior Inventions

________________________________________________________________________________

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my work as a Consultant with the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [_]  No inventions or improvements.

     [_]  See below:

 .         1.  US Provisional Patent Application Serial No. 60/015,699, filed
April 17, 1996 and PCT/US97/06509, filed April 17, 1997. Title: A Combinatorial Protecting Group Strategy for Multifunctional Molecules, Inventors: Hubert Koster and Eckhart Leihkauf. This technology has relevance to the antisense concept.

          2. Development of large scale concepts for oligonucleotide synthesis in solution. Patent to be filed: Title: A Solution Phase Large Scale Process for the Synthesis of Biomolecules. Inventors: Hubert Koster and Ralf Worl. This project again has relevance to the antisense concept.

          3. Development of membrane immobilized enzymes as solid phase enzymatic reagents. Inventors: Hubert Koster, Frank Barnekow, Claudia Pauk and Andreas Ruppert.________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

    [_] Due to confidentiality agreements with a prior employer or entity, I cannot disclose certain inventions that would otherwise be included on the above-described list.

    [_]   Additional sheets attached.

     2. I propose to use during my consulting work for the Company the following devices, materials and documents of a former employer or other person or entity to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my consulting work pursuant to the express written authorization of my former employer or such other person or entity (a copy of which is attached hereto):

                                      1.

    [_]   No material.

    [_]   See below:

          ______________________________________________________________________

          ______________________________________________________________________

    [_]   Additional sheets attached.

                                      2.